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                                                                  Exhibit 23.1


To Vestcom International, Inc.:

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                                ARTHUR ANDERSEN LLP


Roseland, New Jersey
July 17, 1997